Exhibit 99.1


    Windrose Medical Properties Trust Reports Second Quarter 2004 Results

    Second Quarter Highlights:

     * Generated funds from operations (FFO) of $0.26 per share on a fully diluted basis

        - Rental revenues were $7.1 million, up 128% from $3.1 million in 2003

     * Acquired three specialty medical properties totaling $17.4 million

        - Two properties for $14.0 million closed at end of June 2004

        - One property for $3.4 million closed on July 2, 2004

     * Strengthened property management capability with Vice President of Asset Management

        - Increased portfolio occupancy to 94.1% from 93.6% in first quarter
          2004

     * Declared quarterly dividend of $0.22 per share, in line with first quarter 2004 dividend

    INDIANAPOLIS, Aug. 2 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the second quarter ended June 30, 2004.
    Windrose reported second quarter 2004 rental revenues of $7,069,000 on a GAAP basis, compared to $3,095,000 in the second quarter 2003. Second quarter 2004 general and administrative expenses were $765,000, compared to $674,000 in the same quarter 2003. The second quarter non-cash gain on the interest rate swap was $267,000.
    For the three months ended June 30, 2004, net income available for common shareholders for the period on a GAAP basis was $1,083,000, or $0.11 per diluted share, compared to $98,000, or $0.02 per diluted share, for the same period 2003. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $2,572,000, or $0.26 per diluted share, compared to $784,000, or $0.14 per diluted share. Funds available for distribution (FAD), comprised of FFO adjusted primarily for straight-line rent and minority interest items, were $1,988,000.
    As previously announced, Windrose declared a second quarter 2004 dividend of $0.22 per share. The dividend is payable on August 20, 2004 to shareholders of record on August 11, 2004.
    Fred Farrar, President and Chief Operating Officer, remarked, "During the second quarter, we strengthened our property management capability with the addition of Steve Horn as Vice President of Asset Management. Steve brings a high level of professional asset management experience to Windrose and will help us to improve our occupancy rates and to continue to increase our return on investment within the existing portfolio."
    Mr. Farrar continued, "Our second quarter net operating income increased more 100% to $5.0 million over the prior year and was impacted by one-time charges and higher uncovered property management expenses associated with strengthening the property management team. Our net income was affected by the gain on the interest rate swap and higher amortization of loan fees as outlined last quarter."
    Fred Klipsch, Chairman and Chief Executive Officer, stated, "We have closed $64.2 million in acquisitions in 2004 and are confident that we will reach our $100 million target for the full year. Our acquisition and development pipelines are robust, as we continue to evaluate multiple opportunities."

    Windrose will host a conference call to discuss second quarter results on Tuesday, August 3, 2004 at 2:00 p.m. Eastern Time (1:00 p.m. Central Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (888) 841-5035 for domestic callers and (973) 582-2830 for international callers. The reservation number for both is 4969148. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at www.windrosempt.com. A telephonic replay of the call will be available until August 17, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and
(973) 341-3080 for international callers. Please use reservation code 4969148. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, http://www.windrosempt.com, through September 1, 2004.

    About Windrose Medical Properties Trust
    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

    Safe Harbor
    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.


                    Windsor Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
         For the Three Months Ending June 30, 2004, and June 30, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)



                                                  Three months    Three months
                                                      ended          ended
                                                    6/30/2004      6/30/2003
    RENTAL OPERATIONS

    Revenues
     Rent                                             $7,069         $3,095

    Operating expenses
     Property taxes                                      603             99
     Property operating                                1,425            481
     Depreciation and
      amortization                                     1,548            732
       Total operating
        expenses                                       3,576          1,312

         Operating income from rental operations       3,493          1,783

    SERVICE OPERATIONS (HADC)

    Revenues
     Development and project management fees             465            761

    Expenses
      Cost of sales and project costs                    369            591
      General and administrative expenses                122            404
        Loss from service operations                     (26)          (234)

    GENERAL AND
    ADMINISTRATIVE EXPENSES
     Corporate operations                                765            674

     Operating income                                  2,702            875

    OTHER INCOME (EXPENSE)
      Interest Income
       (expense)                                      (1,821)          (673)
      Gain (loss) on
       interest rate swap                                267            (75)
      Other Income (Expense)                             (29)           (21)
      Total other income
       (expense)                                      (1,583)          (769)

    Income tax benefit                                     9              -

      Net income before Minority Interest              1,128            106

      Minority interest in income of
       common unit holders and other
       subsidiaries                                      (45)            (8)
      Net income available for
      common shareholders                              1,083             98


    Weighted average shares of common
     stock outstanding
       - Basic                                         9,948          5,692
       - Diluted                                      10,307          6,052

    Net income per common share
    - Basic and diluted                                $0.11          $0.02



                 Condensed Consolidated Financial Information
         For the Three months Ending June 30, 2004, and June 30, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)


                                                  Three months    Three months
                                                      ended           ended
                                                    6/30/2004       6/30/2003


    Funds from operations(1) (FFO):
      Net income                                      $1,083            $98
      Add back (deduct):
       Lease commission amortization and
        depreciation expense                           1,548            732
       Minority interest share of
        depreciation and amortization                    (59)           (46)

      Funds from
       operations (FFO)                               $2,572           $784

      FFO per common share
       - Basic and Diluted                             $0.26          $0.14



                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
                  For the Three months Ending June 30, 2004
                            (Dollars in Thousands)
                                 (Unaudited)


                                              Three months
                                                 ended
                                               6/30/2004


    Funds available for distribution(2) (FAD)
      Funds from operations (FFO)               $2,572
      Add back (deduct):
       Straight-line rent adjustment              (353)
       Minority interest share of
        straight-line rent adjustment               19
       Rental income associated with
        above/below market leases                   17
       Gain on interest rate swap                 (267)
      Funds available for distribution (FAD)    $1,988

          Cash Spent on Tenant Improvements, Capital
           Expenditures and Leasing Commissions

       Maintenance Capital Expenditures            133
       Tenant Improvements and Leasing
        Commissions - New Tenants                  225
      Total                                       $358


   Reconciliation of Net Income to Cash Flows Used in Operating Activities
                                 (Unaudited)

                                                  Three months
                                                      ended
                                                    6/30/2004

    Net income                                       $1,083

    Adjustments to reconcile net income
     to net cash provided by operating activities
       Depreciation and amortization                  1,548
       Rental Income associated with
        above/below market lease                         17
       Deferred Income Taxes                             (9)
       Gain on interest rate swap                      (267)
       Amortization of deferred financing fees          171
       Amortization of fair value of debt              (197)
       Minority interest in earnings                     45
       Increase (decrease) in cash due to changes in:
         Construction payables, net                     (72)
         Straight line rent receivable                 (353)
         Billings in excess of revenues earned          (25)
         Receivables from tenants                      (211)
         Accounts payable and other accrued expenses   (525)
          Cash flows provided by operating
           activities                                $1,205



                Reconciliation of Cash Flows Used in Operating
             Activities to Funds Available for Distribution (FAD)
                                 (Unaudited)

                                                 Three months
                                                     ended
                                                  6/30/2004

    Cash flows provided by operating activities    $1,205
      Add:
        Non-income Operating Cash Flows:
         Billings in excess of revenues earned         25
         Deferred Income Taxes                          9
         Other accrued revenues and expenses          525
         Receivables from tenants                     211
         Amortization of fair value of debt           197
         Construction payables, net                    72

      Deduct:
        Non-income Operating Cash Flows:
         Amortization of deferred financing fees     (171)
         Minority interest in earnings                (45)
         Minority interest share of depreciation and
          amortization and straight line rental
          income                                      (40)
      Funds available for distribution (FAD)       $1,988



                   Windrose Medical Properties Trust, Inc.
                    Condensed Consolidated Balance Sheets
                            (Dollars in Thousands)
                                 (Unaudited)

                                      6/30/2004       12/31/2003

    Cash and cash equivalents             2,374         17,387
    Net real estate assets              220,431        162,105
    Other assets                         10,611          8,401
      Total assets                      233,416        187,893

    Secured Debt                        119,427         76,893
    Payables and other liabilities        8,524          3,753
    Dividend Payable                          -          1,252
    Minority interest                     3,822          3,837
    Shareholders' equity                101,643        102,158
      Total liabilities and
       shareholders' equity             233,416        187,893

    (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures

    (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment and the interest rate swap gain/loss.

    The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

    Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.


     Contact:                      Investors/Media:
     Windrose Medical Properties   The Ruth Group
     TrustFred Farrar              Stephanie Carrington/Jason Rando
     President and COO             646 536-7017/7025
     317 860-8213                  scarrington@theruthgroup.com
                                   jrando@theruthgroup.com

SOURCE  Windrose Medical Properties Trust
    -0-                             08/02/2004
    /CONTACT: Fred Farrar, President and COO, Windrose Medical Properties Trust, +1-317-860-8213; or Stephanie Carrington, +1-646-536-7017,
scarrington@theruthgroup.com, or Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group, for Windrose Medical Properties Trust/
    /Web site:  http://www.windrosempt.com /
    (WRS)

CO:  Windrose Medical Properties Trust
ST:  Indiana
IN:  HEA RLT
SU:  ERN CCA